Exhibit (s)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Michael Nash, Garrett Goldberg, Jonathan Pollack, Judy Turchin and Leon Volchyok (for so long as each such individual is an authorized signatory of Blackstone Real Estate Income Advisors L.L.C.) with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a Trustee and/or officer of each of Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate Income Master Fund, (i) registration statements on Form N-2 of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II (including pre-effective and post-effective amendments thereto and any filings made pursuant to Rule 462(b) of the Securities Act of 1933, as amended), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable and (ii) any statement of beneficial ownership of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 21st day of February, 2017.

Michael Nash	Chairman, President, Chief Executive Officer and Trustee

/s/ Garrett Goldberg Garrett Goldberg	Chief Financial Officer and Treasurer

/s/ Benedict Aitkenhead Benedict Aitkenhead	Trustee

/s/ Edward D’Alelio Edward D’Alelio	Trustee

/s/ Michael Holland Michael Holland	Trustee

/s/ Thomas W. Jasper Thomas W. Jasper	Trustee

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Jonathan Pollack, Garrett Goldberg, Judy Turchin and Leon Volchyok (for so long as each such individual is an authorized signatory of Blackstone Real Estate Income Advisors L.L.C.) with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a Chairman of the Board of Trustees and Trustee of each of Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate Income Master Fund, (i) registration statements on Form N-2 of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II (including pre-effective and post-effective amendments thereto and any filings made pursuant to Rule 462(b) of the Securities Act of 1933, as amended), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable and (ii) any statement of beneficial ownership of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 3rd day of March, 2017.

/s/ Michael Nash Michael Nash	Chairman of the Board of Trustees, Trustee